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                                                                  EXHIBIT 10.13

            EMPLOYMENT, NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 3rd day of April, 1998, by and between HIGH SPEED ACCESS CORP., a Delaware corporation (the "Company"), HIGH SPEED ACCESS NETWORK, INC., a Delaware corporation ("HSA") and RONNIE W. PITCOCK ("Employee").

                  RECITAL:

                  Employee is employed by HSA, a wholly-owned subsidiary of the Company, pursuant to an Employment, Non-Competition and Non-Disclosure Agreement dated April 3, 1998 between HSA and Employee (the "HSA Employment Agreement").

                  The Company, HSA and Employee desire to terminate the HSA Employment Agreement and enter into this Agreement providing for the employment of Employee by the Company, on the terms and conditions hereinafter provided.

                  NOW, THEREFORE, it is agreed by and between the parties hereto as follows:


         1 Employment. The Company hereby employs Employee and Employee accepts employment by the Company and agrees to serve the Company, upon the terms and conditions hereinafter set forth.

         2 Duties. Employee shall be employed by the Company as its President. So long as he is employed hereunder, Employee agrees to devote all of his business time and energy to the business and affairs of the Company, to perform his duties hereunder to the best of his ability and at a level of competency consistent with the position occupied, to act on all matters in a manner he reasonably believes to be in and not opposed to the best interests of the Company, to use his best efforts, skill and ability to promote the profitable growth of the Company, and to perform such duties as are customarily performed by one holding the position of President of a company comparable to the Company, and to perform such other duties as may be assigned to him by the Company's Chairman or by the Company's Board of Directors ("Board") from time to time.

                  Employee may volunteer his service to charitable, business and other public service agencies, clubs or organizations; provided, however, that Employee's activities under this clause shall not involve substantial amounts of Employee's time and shall in no way interfere or detract from the performance of Employee's duties to be performed hereunder.

         3 Compensation and Benefits. For all services rendered by Employee, the Company shall pay compensation and provide benefits to Employee as follows:



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                  3.1 Salary. The Company shall pay Employee a salary ("Salary")
of $9,166.67 monthly. At least once every twelve (12) months the Board shall review Employee's Salary and make such increases, but not decreases, to the Salary as it reasonably deems appropriate.

                  3.2 Incentive Cash Bonus. Within sixty (60) days from the date of this Agreement, the Compensation Committee of the Board shall establish an incentive bonus plan providing Employee the opportunity to earn a cash bonus not to exceed Fifty Thousand Dollars ($50,000) based upon Employee's achievement of specific goals concerning the financial performance of the Company during the Company's fiscal year as established by the Compensation Committee. The bonus, if payable, shall be paid to Employee within 90 days following the end of the fiscal year of the Company.

                  3.3 Business Expenses. The Company shall reimburse Employee for his reasonable direct out-of-pocket ordinary and necessary expenses, incurred by Employee in the performance of his services hereunder and for which Employee properly accounts in accordance with the Company's regulations and procedures in effect from time to time.

                  3.4 Vacation. Employee shall be entitled to three (3) weeks (fifteen business days) paid vacation during each 12-month period of his employment, not to exceed five (5) business days during the first six months of this Agreement. Employee shall not be entitled to carry over any unused vacation.

                  3.5 Additional Benefits. Employee shall be entitled to participate (at the expense of the Company, where allowed under applicable law) in any and all employee retirement, medical, life and disability insurance and other benefits plans and perquisites as may be established and in effect from time to time and made available to employees of the Company.

                  3.6 Review. At least every six months, the Board of Directors shall review Employee's performance and shall communicate the results of such review with Employee.

         4 Withholding. The Company shall be authorized to deduct and withhold from Employee's compensation such sums as are required by law to be deducted and withheld.

         5 Employment at Will. Notwithstanding any other provision of this Agreement, Employee's employment with the Company shall be "at will".

         6        Covenants Not To Solicit or Compete.

                  6.1 Non-Competition. Employee agrees that for the period he is employed by the Company and for a two year period immediately following the termination of his employment with the Company for any reason whatsoever, he shall not, within the United States of America (the "Territory"), engage in any of the following activities:


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                           [a] Directly or indirectly enter into the employ of
         or render any service to or act in concert with any person, partnership, corporation or other entity that competes directly or indirectly with Company or any business or activity in which Company or any successor to Company shall then be engaged;

                           [b] Directly or indirectly engage in any such competitive business or render any such service on his own account; or

                           [c] Become interested in any such competitive business or service directly or indirectly as an individual, partner, shareholder, director, officer, principal, agent, employee, consultant, creditor or in any other relationship or capacity; provided, that the purchase of a publicly traded security of a corporation engaged in such business or service shall not in itself be deemed violative of this Agreement so long as Employee does not own, directly or indirectly, more than 3% of the securities of such corporation.

                  6.2 Non-Solicitation. Employee agrees that for the period he is employed by the Company and for a two year period immediately following the termination of his employment with the Company for any reason whatsoever, he shall not (other than in the regular course of the Company's business) solicit, directly or indirectly, business of the type then being performed by the Company from any person, partnership, corporation or other entity which is a customer of the Company at the time Employee's employment with the Company terminates, or was such a customer within the one-year period immediately prior thereto, or to the knowledge of Employee at the date of termination of employment, is a person, partnership, corporation or other entity with which the Company plans to do a substantial amount of business within the one-year period after such termination of employment.

                  6.3 Affiliates. For purposes of this Section 6, "Company" as used herein shall mean and include the Company and any affiliate of the Company.

         7        Non-Inducement and Non-Disclosure.

                  7.1 Non-Inducement. Employee agrees that for the period he is employed by the Company and for a two year period immediately following the termination of his employment with the Company for any reason whatsoever, he shall not directly or indirectly, individually or on behalf of persons not parties to this Agreement, aid or endeavor to solicit or induce any of the Company's employees to leave their employment with the Company in order to accept employment with Employee or another person, partnership, corporation or other entity.

                  7.2 Non-Disclosure. At no time shall Employee divulge, furnish or make accessible to anyone (other than in the regular course of the Company's business) any knowledge or information with respect to confidential information or data of the Company, or with respect to any confidential information or data of any of the customers of the Company, or with respect to any other confidential aspect of the business or products or services of the Company or its customers.

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                  7.3 Affiliates. For purposes of this Section 7, "Company" as used herein shall mean and include the Company and any affiliate of the Company.

         8 Injunctive Relief for Breach: Enforceability. Employee agrees that Company may not be adequately compensated by damages for a breach by Employee of any of the covenants contained in Sections 6 and 7, and that, in addition to all other remedies, the Company shall be entitled to injunctive relief and specific performance. In such event, the periods of time referred to in Sections 6 and 7 shall be deemed extended for a period equal to the respective period during which Employee is in breach thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof. The covenants contained in Sections 6 and 7 shall be construed as separate covenants, and if any court shall finally determine that the restraints provided for in any such covenants are too broad as to the geographic area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time.

                  Employee shall indemnify and hold Company harmless from any liability, loss, damage, judgment, cost or expense (including reasonable attorneys' fees and expenses) arising out of or resulting from Employee's breach of any covenants contained in this Agreement or his failure to perform a duty hereunder.

         9 No Other Non-Compete Agreements. Notwithstanding anything to the contrary contained herein, Employee hereby represents, warrants and covenants to Company that Employee (i) is not a party to nor bound by any non-competition, non-solicitation, confidentiality or other agreement of any kind, which would conflict with or prevent his employment hereunder or the full performance of all of his duties hereunder, and (ii) has not, and will not, wrongfully use any confidential information or know-how taken from another employer. Employee hereby agrees to indemnify and hold the Company harmless from any claim, loss, damage and expense hereafter incurred by the Company as a result of any breach of the foregoing representations, warranties or covenants made by Employee in this Section.

         10 Representations of Employee. The Employee hereby represents, warrants and agrees with the Company, that the execution, delivery and performance of this Agreement by the Employee (i) will not constitute a default under or conflict with any agreement or instrument to which the Employee is a party or by which he or his assets are bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Employee, and (iii) do not require the consent of any person or entity. This Agreement has been duly executed and delivered by the Employee and constitutes the valid and binding agreement of the Employee enforceable against him in accordance with its terms.

         11 Notices. All notices and other communications hereunder shall be in writing and shall be given or made by hand delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by telegram, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this Section:

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         11.1     If to the Company:              High Speed Access Corp.
                                                  Suite 210, 1000 West Ormsby
                                                  Louisville, Kentucky 42010

         11.2     If to Employee:                 Ronnie W. Pitcock
                                                  38 Lark Bunting Lane
                                                  Littleton, Colorado  80127

Any notice or other communication hereunder shall be deemed to have been duly given or made if made by hand, when delivered against receipt therefor or when attempted delivery shall be rejected, as the case may be, if made by letter, upon deposit thereof in the mail, postage prepaid, registered or certified, with return receipt requested, and if made by telegram, facsimile or reputable overnight courier when sent. Notwithstanding the foregoing, any notice or other communication hereunder which is actually received by a party hereto shall be deemed to have been duly given or made to such party.

         12 Termination of HSA Employment Agreement. The HSA Employment Agreement is hereby terminated and of no further force or effect and superseded in its entirety by this Agreement.

         13       Miscellaneous.

                  13.1 Assignment. This is a contract for personal services by Employee and may not be assigned by Employee. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  13.2 Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                  13.3 Entire Agreement: Cancellation of Prior Agreements. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an amendment in writing signed by the parties hereto. All prior agreements or understandings concerning Employee's employment by the Company are hereby canceled and superseded by this Agreement.

                  13.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

                  13.5 Headings. The headings contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

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                  13.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky as applied to agreements among Kentucky residents entered into and performed in Kentucky.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.


                                      HIGH SPEED ACCESS CORP.



                                      By /s/ David A. Jones, Jr
                                         --------------------------------

                                      Title______________________________


                                      HIGH SPEED ACCESS NETWORK, INC.


                                      By:/s/ Ronnie W. Pitcock
                                         --------------------------------

                                      Title: President
                                            -----------------------------


                                         /s/ Ronnie W. Pitcock
                                      -----------------------------------
                                      RONNIE W. PITCOCK

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